EXHIBIT 1

CUSIP NO. 87944E105

AGREEMENT OF JOINT FILING

The undersigned hereby agrees that they are filing jointly pursuant to Rule 13d-1(k)(1) of The Securities and Exchange Act of 1934, as amended, with respect to the Shares of Telemig Celular Participacoes S.A.  The undersigned further agree and acknowledge that such shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: November 14, 2006	REPORTING PERSON:

Stichting Administratiekantoor Talpa Beheer
/s/ F.J. Botman
By: F.J. Botman

Talpa Beheer BV
/s/ F.J. Botman
By: F.J. Botman

Talpa Capital Holding BV
/s/ F.J. Botman
By: F.J. Botman

Cyrte Investments BV
/s/ F.J. Botman
By: F.J. Botman

Cyrte Investments GP I BV
/s/ F.J. Botman
By: F.J. Botman

Cyrte Fund I CV
/s/ F.J. Botman
By: F.J. Botman

J.H.H. de Mol
/s/ F.J. Botman
By: F.J. Botman